Exhibit 99.1

FB Financial Corporation to Participate in 2017 Gulf South Bank Conference

NASHVILLE, Tenn.--(BUSINESS WIRE)--May 5, 2017--FB Financial Corporation (“FB Financial” or “the Company”) (NYSE:FBK) announced today that members of its management team will make a presentation at the 2017 Gulf South Bank Conference in New Orleans, LA on Monday, May 8, 2017, at 8:40 AM (CT). Representing FB Financial Corporation at the investor conference will be Christopher T. Holmes, President and CEO of FB Financial.

All materials pertaining to FB Financial’s presentation to investors may be accessed through the Investor Relations link at www.firstbankonline.com. A live webcast of the presentation will be simulcast at http://wsw.com/webcast/gsbc4/fbk on Monday, May 8, 2017, at 8:40 AM (CT).

About FB Financial Corporation

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered bank, with 45 full-service bank branches across Tennessee, North Alabama and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $3.2 billion in total assets.

CONTACT:
FirstBank
Investor Contact:
James R. Gordon, 615-564-1212
investors@firstbankonline.com
or
Media Contact:
Jeanie M. Rittenberry, 615-313-8328
jrittenberry@firstbankonline.com